UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 3, 2006

PRB Gas Transportation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                  Other Events.

On April 3, 2006 the Company announced its fourth quarter and full year financial results for the year ended December 31, 2005, and provides business update.

Item 9.01.                  Financial Statements and Exhibits.

PRB GAS TRANSPORTATION, INC. ANNOUNCES FOURTH QUARTER & YEAR-END
FINANCIAL RESULTS, PROVIDES BUSINESS UPDATE

Denver, Colorado – April 3, 2006 – PRB Gas Transportation, Inc., (“PRB” or the “Company”) (AMEX:PRB), which began operations in January 2004 and completed its initial public offering in April 2005, today has reported financial results for the fourth quarter and year ended December 31, 2005.  See accompanying tables.

Business Summary and Update

Summarizing the accomplishments of 2005, Robert W. Wright, PRB’s CEO noted, “We started the year as a private gas gathering company and concluded it as a publicly traded company with complementary operations in gas gathering and processing and oil and gas exploitation and production.  In mid-year, we decided to enhance the profitability of our gas gathering facilities by drilling wells associated with these operations.  In addition, we began seeking oil and gas exploitation and development opportunities that facilitate growth of our gathering operations.  We initiated our first drilling program in Wyoming’s Powder River Basin.  To manage this growth, we recruited a number of seasoned oil and gas professionals.  We also exited the year in a positive cash flow position.”

William Hayworth, PRB’s President and COO added, “As of this writing, we have drilled 40 wells in Wyoming’s Powder River Basin, primarily in the North and South Gillette fields.  These wells include 19 pilot wells to the Moyer coal in the South Gillette field currently being drilled and completed.  Of the 40 wells which are already drilled, 25 are either producing or dewatering and 15 are undergoing completion.  PRB has earned an ongoing 50% working interest in all wells drilled up to the date of termination of the Farm-In and Development Agreement (the “Agreement”) with Rocky Mountain Gas, Inc. (“RMGI”).  PRB will continue to operate these wells and provide gas gathering services.  Once gas production is initiated from the dewatering coals, the balance of the wells will be drilled in the North and South Gillette areas.”

Recent transactions undertaken by PRB include:

•                  The purchase a of a gas gathering system in the Recluse area from Storm Cat Energy Corporation and the signing of a related gas gathering and compression services agreement with Storm Cat covering 6,600 acres;

•                  The acquisition of a high pressure natural gas gathering line from Clear Creek Natural Gas, LLC in the Recluse area.  This line is connected to the Storm Cat gathering line and will transport gas to the Thunder Creek interstate gas pipeline system;

•                  The designation of PRB by Termo Energy to be its preferred gatherer in the Homestead Draw area near Recluse, WY in the Powder River Basin where Termo has 3,400 acres.  As part of this arrangement PRB will have a 9.25% working interest.  This interest will extend to any future lease acquisitions in or around the existing leases.  Gas gathered from this area will be transported on the Storm Cat system;

•                  The farm-in on approximately 2,500 acres of leasehold interests being serviced by our Gap Gathering system.  PRB will have a 15% working interest in the acreage and we plan to initiate a drilling program during 2006; and

•                  The recent negotiation of a farm-in agreement with a private company in the South Gillette area on approximately 1,000 acres.

(more)

PRB Gas Transportation, Inc. News Release

April 3, 2006

William Brand, Jr. PRB’s VP-Finance, noted, “Having completed a $22 million private placement earlier this year, combined with cash balances, future cash flows from operations and expectations for a new credit facility that we are currently negotiating, we have the financial strength to achieve our growth objectives.”

Mr. Wright further noted, “Our recent termination of the Agreement with RMGI will assist us in meeting our financial goals for 2006.  Under the agreement, PRB paid 100% of the capital to drill and complete the wells and has earned a 50% working interest on those wells.  We determined that there was limited acreage to develop and this led to our decision to either modify or terminate the agreement.  Going forward, PRB will receive full value for capital spent in the Powder River Basin.  With the new transactions, we are on track to achieve our financial goals in 2006.  Our focus continues to be generation of near-term earnings and cash flow under this plan.  We are continuing to seek out complementary and accretive business opportunities to expand our drilling activities, participate in drilling programs through working interests and acquire and build gas gathering assets.”

CONFERENCE CALL

Robert W. Wright, CEO, William Hayworth, President & COO, and William P. Brand Jr., Vice President-Finance of PRB Gas Transportation will host a conference call Monday, April 3, 2006 at 11:00 am ET/9:00 am MT, to discuss the subjects covered in this news release.  Interested parties may participate in the call by dialing 706-679-0885.  Please call in 10 minutes before the conference is scheduled to begin and ask for the PRB conference call.  After opening remarks, there will be a question and answer period.  This conference call will be webcast live over the Internet at www.prbtrans.com.  To listen to the live call, please go to the website at least 15 minutes early to register, and if necessary, download and install any audio software.  If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days.  We suggest listeners use Microsoft Explorer as their browser.

PRB is an oil and gas exploration and development company operating in the Rocky Mountain states.  In addition, PRB also provides gas gathering, processing and compression services on properties it operates and for third party producers.

This press release may include certain statements concerning expectations for the future that are forward-looking statements.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control.  An extensive list of factors that can affect future results are discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

(See Accompanying Tables)

PRB Gas Transportation, Inc.

Condensed Statements of Operations

In thousands except share amounts

	Three Months Ended December 31,		Year-Ended December 31,
	2005	2004	2005	2004
		(As restated) (1)		(As restated) (1)
Gas gathering revenue	$620	$950	$2,834	$2,532
Management fee revenue	204	—	270	—
Natural gas revenue	51	—	51	—

Total revenue	875	950	3,155	2,532

Expenses:
Operating expense – gas gathering	462	465	1,755	1,314
Operating expense – gas production	34	—	34	—
Asset impairment charge	115	—	2,487	—
Exploration expense	450	—	450	—
Depreciation, depletion, amortization and accretion	229	277	1,067	656
General and administrative	718	699	2,029	1,184

Total expenses	2,008	1,441	7,822	3,154

Operating loss	(1,133)	(491)	(4,667)	(622)
Total other income (expense)	56	(58)	118	(29)

Loss before cumulative effect of change in accounting principle	(1,077)	(549)	(4,549)	(651)
Cumulative effect of change in accounting principle	(76)	—	(76)	—
Net loss	(1,153)	(549)	(4,625)	(651)
Preferred stock dividends and deemed dividends	—	(771)	(204)	(1,212)

Net loss applicable to common stock	$(1,153)	$(1,320)	$(4,829)	$(1,863)
Net loss per share before cumulative effect of change in accounting principle	$(0.15)	$(1.65)	$(0.68)	$(1.33)
Net loss per share after cumulative effect of change in accounting principle	$(0.16)	$(1.65)	$(0.69)	$(1.33)

Basic and diluted weighted average shares outstanding	7,414,233	800,000	6,959,025	1,398,907

(1) The Company acquired a contract effective August 2004.  During June 2005, the Company determined that it had incorrectly invoiced this customer for the period August 2004 through April 2005.  The original invoices for this period did not take into account that the agreement includes a minimum contract billing provision.  The Company invoiced the customer for the difference between the original invoices and the corrected invoices in June 2005.  The Company was not able to determine whether the customer would pay the difference due and as such did not restate its financial statements until collection was assured.  The customer paid the Company for the difference due (approximately $304 thousand) during December 2005, including approximately $142 thousand and $162 thousand in respect to the years ended December 31, 2005 and December 31, 2004, respectively, and $0 thousand and $99 thousand in respect to the three months ended December 31, 2005 and 2004, respectively.  Accordingly, the Company has restated its financial statements.  See Form 10-Q/A’s for the periods ended March 31, June 30 and September 30, 2005 filed with the SEC on March 22, 2006.

PRB Gas Transportation, Inc.

Summarized Balance Sheet Data

(in thousands)

	December 31, 2005	December 31, 2004
	(Unaudited)	(As restated) (1)
Cash and cash equivalents	$6,434	$320
Total current assets	$8,763	$847

Property and equipment, net	$6,024	$8,136
Proved properties	$314	$—
Wells in progress	$1,081	$—
Undeveloped leaseholds	$136	$—
Total oil and gas properties	$1,531	$—
Other non-current assets
Deferred costs of raising capital and other	$23	$271
Contracts, net	$1,099	$2,145
Total other non-current assets	$1,122	$2,416
Total assets	$17,440	$11,399

Total current liabilities	$1,749	$2,016
Total liabilities	$2,183	$2,081
Total stockholders’ equity	$15,257	$9,318
Total liabilities and stockholders’ equity	$17,440	$11,399

Company Contacts:	or	Investor Relations Counsel
PRB Gas Transportation, Inc.		The Equity Group Inc.
Robert W. Wright, Chairman and CEO		Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President - Finance		Lena Cati (212) 836-9611
(303) 308-1330		www.theequitygroup.com
info@prbtrans.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2006	PRB Gas Transportation, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr.
Vice President - Finance
(Principal Financial and Accounting Officer)